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                       ASSIGNMENT OF RIGHTS (AIRFRAME)
                       -------------------------------

McDonnell Douglas Corporation
3855 Lakewood Boulevard
Long Beach, California  90846

Subject:     Assignment of Rights MD-11 Aircraft
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Gentlemen:

In connection with INTERNATIONAL LEASE FINANCE CORPORATION ("ILFC") leasing to WORLD AIRWAYS, INC. ("LESSEE") a certain MD-11 aircraft identified below, reference is made to the following documents:

1. Purchase Agreement No. DAC 88-43-D dated March 9, 1989 as amended by Letter Agreements Nos. 1-5, between McDonnell Douglas Corporation ("MDC") and ILFC (the "Purchase Agreement") pursuant to which ILFC purchased the McDonnell Douglas mode MD-11 aircraft bearing manufacturer's Serial Number 48437 (the "Aircraft").

2. Aircraft Lease Agreement dated as of September 30, 1992 between ILFC and LESSEE.

Pursuant to the Aircraft Lease Agreement, ILFC has leased the Aircraft, including in such lease the transfer to LESSEE of warranty rights related to the Aircraft. ILFC hereby assigns to LESSEE for the duration of the Lease Term (unless such assignment is revoked in accordance with Paragraph No. 5 of the Agency Agreement between ILFC and LESSEE as acknowledged and consented to by
MDC), all of its rights under Exhibit C and Section 12 of the Purchase Agreement with respect to the Aircraft (including all of its rights under Part II of Exhibit C. In order to accomplish such transfer of rights, as authorized by the provisions of Article 13 of the Purchase Agreement:

     (i) In exercising any right under the Purchase Agreement or in making any claim with respect to the Aircraft or goods or services delivered under the Purchase Agreement, the terms and conditions of the Purchase Agreement (including those contained in Article 13 thereof) relating to such exercise shall apply to and be binding upon Lessee to the same extent as ILFC.

     (ii) ILFC agrees to remain responsible for any payments due MDC with respect to the Aircraft.

Nothing contained herein shall subject MDC to any liability to which it would not otherwise be subject under the Purchase Agreement or modify in any respect the contract rights of MDC thereunder.

































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We request that MDC upon receipt of this letter, acknowledge receipt thereof and the transfer of rights, under the Purchase Agreement as set forth above, by signing the acknowledgment set forth below and forwarding one copy of this letter, so acknowledged to each of the undersigned.

                              Very truly yours,

WORLD AIRWAYS, INC.                             INTERNATIONAL LEASE FINANCE
                                                CORPORATION

By: /s/                                         By: /s/
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Its: CEO                                        Its: Senior Vice President
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Date: 4/15/93                                   Date: 4/15/93
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Receipt of the above letter acknowledged and transfer of rights under the
Purchase Agreement with respect to the Aircraft, confirmed effective as of the date indicated below.

                                          MCDONNELL DOUGLAS CORPORATION

                                          By:  /s/
                                               --------------------------
                                          Its: Vice Pres Contracts
                                               ---------------------------
                                          Dated: 4/15/93
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